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                                   LEASE AGREEMENT

                                 BROOMFIELD, COLORADO

                                       BETWEEN


                              PANATTONI-CATLIN VENTURE,
                           A CALIFORNIA GENERAL PARTNERSHIP

                                         AND

                                 ACCESS HEALTH, INC.,
                                A DELAWARE CORPORATION


                                    MARCH 3, 1997

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TABLE OF CONTENTS PLACEHOLDER - DO NOT DELETE!











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                                   LEASE AGREEMENT

                                 BROOMFIELD, COLORADO

                               BASIC LEASE INFORMATION



Defined Terms:
-------------

LEASE DATE:          March 3, 1997

LANDLORD:            Panattoni-Catlin Venture, a California
                     general partnership
                     3620 Fair Oaks Boulevard, Suite 150
                     Sacramento, California 95864

TENANT:              Access Health, Inc., a Delaware
                     corporation
                     310 Interlocken Business Park
                     Broomfield, Colorado 80021
                     (Following the occupancy of the 335 Premises) 335 Interlocken Business Park
                     Broomfield, Colorado 80021


PREMISES:            The "PREMISES" referred to in this Lease are located at
                     (i) 329 Interlocken Parkway, Suite A, Broomfield, Colorado
                     ("329 PREMISES"), and (ii) 335 Interlocken Parkway, Suite
                     A, Broomfield, Colorado ("335 PREMISES").  The 329
                     Premises and the 325 Premises are collectively referred to as the "PREMISES", and are generally described in EXHIBIT A attached hereto, which is a Preliminary Site
                     Plan (as hereinafter defined), with a final Site Plan to be attached when available. As set forth on the Preliminary Site Plan, the 329 Premises contains approximately 21,500 rentable square footage, and the 335
                     Premises contains approximately 70,000 rentable square feet.

INITIAL TERM:        The term of this Lease shall be fifteen (15) years,
                     beginning on the Commencement Date (as hereinafter defined).


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BASE RENT:           The initial annual Base Rent is Nineteen and 27/100ths
                     Dollars ($19.27) per rentable square foot of the Premises, which amount is allocated Fourteen and 95/100ths Dollars ($14.95) to rental obligation ("NNN PORTION") and the remaining Four and 32/100ths Dollars ($4.32) is allocated to Operating Expenses. Every twenty (20) month period following the Commencement Date, the Base Rent shall be increased by four percent (4.00%) of the NNN Portion in effect for the pervious twenty (20) month period.

TENANT'S USE:        General office and 24-hour per day, 7 day a week call
                     center use, and no other use without Landlord's prior written consent.

SECURITY DEPOSIT:    None.

BROKER FOR TENANT:   Not applicable.

BROKER FOR LANDLORD: Not applicable.


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                                   LEASE AGREEMENT

     This Lease is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The Basic Lease Information attached to this Lease as page 1 is hereby incorporated into this Lease by this reference.

     1.   BUILDING IMPROVEMENTS:

          a. SITE PLAN AND PRELIMINARY PLANS: Prior to the Lease Date, Landlord and Tenant have agreed upon a conceptual site plan and elevations ("SITE PLAN") for the buildings ("BUILDINGS") in which the 329 Premises and the 335 Premises are to be located, a copy of which is attached hereto as EXHIBIT B. The Premises, the balance of the Buildings, the common areas, and parking facilities are collectively referred to as the "PROJECT". Following the Lease Date, Landlord shall cause its engineer ("ENGINEER") to prepare and deliver to Tenant a set of draft preliminary plans and specifications ("PRELIMINARY PLANS"), based upon the Site Plan and the general construction specifications ("BUILDINGS SPECIFICATIONS") attached hereto as EXHIBIT C, setting forth the description of (i) the shell of the Buildings, and (ii) the space plan of the Premises and the improvements to be constructed therein, which shall include a description of the materials to be used therein, and the electrical, mechanical and HVAC systems, except as provided below, to be installed within the Buildings. The improvements described in subsection (i) are referred to as the "BUILDINGS SHELL," and in subsection (ii) are referred to as the "TENANT IMPROVEMENTS", which are generally described in EXHIBIT D attached hereto.

               Tenant shall approve or disapprove of the Preliminary Plans within twenty (20) business days following Tenant's receipt of such documents by providing Landlord with written notice ("OBJECTION NOTICE") of such determination within such time period. The failure of Tenant to provide such notice, and the subsequent failure of Tenant to respond within five (5) business days following receipt of a second written notice from Landlord, shall be deemed Tenant's approval of the Preliminary Plans. In the event that Tenant disapproves of the Preliminary Plans as provided herein, Landlord and Tenant shall use their good faith efforts and due diligence to resolve the matters set forth in the Objection Notice to the reasonable satisfaction of Landlord and Tenant; provided, however, if Landlord and Tenant have not resolved such matters within twenty (20) days following Landlord's receipt of the Objection Notice, such disputed matter shall be submitted to a mediator, reasonably acceptable to Landlord and Tenant, who shall render a determination of such matter within five
(5) days following such appointment, which determination shall be binding upon Landlord and Tenant. Upon Landlord and Tenant reaching agreement upon the Preliminary


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Plans, such document shall be referred to as the "APPROVED PRELIMINARY PLANS."

          b. BUILDINGS SHELL/TENANT IMPROVEMENTS: The Buildings Shell and the construction thereof by Landlord, at Landlord's cost and expense, shall include the cost of site improvements, plans, construction drawings, requisite fees and permits relating to the Buildings Shell. The Tenant Improvements, subject to the Allowance and the Above-Allowance Amount (as such terms are hereunder defined), which shall be constructed by Landlord, shall include the cost of space planning, construction drawings and requisite permits for the Tenant Improvements. The actual Buildings Shell and Tenant Improvements shall be set forth in the Approved Final Plans (as hereinafter defined). All furniture and modular partitions, phone and data cabling are the sole responsibility of Tenant and are not considered Tenant Improvements. The Tenant Improvements shall include a security system which is reasonably acceptable to Landlord and Tenant.

          c. ALLOWANCE: Landlord agrees to pay the amount of twenty-two and 50/100ths Dollars ($22.50) per rentable square foot of the Premises ("ALLOWANCE") for the obtaining of materials, designing work, construction and installation of the Tenant Improvements. Tenant shall have the right to cause Landlord to modify the Preliminary Plans, as they relate to the Tenant Improvements, up to three (3) times by delivery of an Objection Notice to Landlord, in which case, to the extent required, Landlord shall obtain a revised construction bid from the contractor selected for such construction. The bid amount agreed upon pursuant to this Section shall be referred to as the "FINAL TENANT IMPROVEMENT COST", which cost shall be acceptable to both Landlord and Tenant. To the extent that the Final Tenant Improvement Cost is in excess of the Allowance ("ABOVE-ALLOWANCE AMOUNT"), such amount shall be paid by Landlord. To the extent that Landlord's actual cost relating to the construction of the Tenant Improvements is less than the Allowance, Landlord shall credit the amount of such savings against the first payment of Base Rent due following the Commencement Date. Change orders requested by Tenant following agreement upon the Final Tenant Improvement Cost which increase such cost above the Allowance shall be at Tenant's cost (all change orders shall be approved by Landlord).

          d. FINAL PLANS: Within sixty (60) days following agreement upon the Approved Preliminary Plans and the Final Tenant Improvement Cost, Landlord shall prepare and deliver to Tenant final plans and specifications ("FINAL PLANS") substantially in conformity with the Approved Preliminary Plans. Within fifteen (15) business days after delivery of the Final Plans, Tenant shall give written notice of any changes necessary to bring the Final Plans into substantial conformity with the Approved Preliminary Plans, and Tenant shall not object to any


                                         -4-
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logical refinement of the Approved Preliminary Plans or any newly arising applicable governmental laws or regulations. Failure of Tenant to deliver to Landlord written notice of such changes within the fifteen (15) business day period, shall be deemed approval of the Final Plans. Upon approval of the Final Plans, both parties shall endorse their approval on the Final Plans as may be necessary for filing such documents with the appropriate governmental entity for approval, which shall be the responsibility of Landlord. Upon obtaining the appropriate approvals of the Final Plan from the applicable governmental entity, such document shall be referred to as the "APPROVED FINAL PLANS."

          e. COMMENCEMENT OF CONSTRUCTION: Promptly upon (i) obtaining the Approved Final Plans, and following Landlord obtaining all requisite permits and authorizations, Landlord shall commence construction of the building shell and improvements described therein, which are collectively referred to as the "BUILDINGS IMPROVEMENTS," and diligently prosecute such construction to completion. Landlord, using Landlord's good faith efforts and due diligence, shall cause the (i) 329 Premises to be Ready for Occupancy (as hereinafter defined), excepting Punch List Items (as hereinafter defined), on or before November 15, 1997 ("329 COMPLETION DEADLINE"), and (ii) 335 Premises to be Ready for Occupancy, excepting Punch List Items, on or before January 1, 1998 ("335 COMPLETION DEADLINE"). Each Completion Deadline shall be adjusted, on a day to day basis, as a result of any delays that result from Tenant failing to meet its obligations at the times required by this Lease.

          f. COMPLETION AND DELIVERY: Each Premises shall be ready for occupancy ("READY FOR OCCUPANCY") when (i) construction of the Buildings Improvements is substantially completed in accordance with the Approved Final Plans, (ii) Landlord has obtained for the Premises any permits (temporary or final) that are legally required for Tenant's Use (business licenses for Tenant's operations shall be the obligation of Tenant), (iii) any and all parking areas to be constructed by Landlord, as set forth in the Approved Final Plans, relating to the Premises have been completed, (iv) any and all landscaping, sidewalks and other outdoor common area improvements in the Approved Final Plans have been completed, and (v) any all utility hook-ups necessary for the use of the Buildings are in place and are fully operational; provided, however, in no event shall Tenant be required to take possession of
(i) the 329 Premises prior to the 329 Completion Deadline, and (ii) the 329 Premises or the 335 Premises prior to the 335 Completion Deadline. Landlord shall use its good faith efforts to give Tenant thirty (30) days prior written notice ("PRE-OCCUPANCY NOTICE") of the date when each Premises will be Ready for Occupancy.


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          g.   EARLY ENTRY:  Tenant may, following its receipt of the
Pre-Occupancy Notice, at Tenant's sole risk, enter the Premises ("EARLY ENTRY") and install trade fixtures, equipment and other tenant improvements in the Premises; provided, however, that (i) Tenant's early entry shall not unreasonably interfere with construction of the Buildings Improvements; and (ii) all provisions of this Lease, excepting the payment of Base Rent, shall apply during such entrance. Landlord shall be responsible for all utility costs at the Premises prior to the Commencement Date.

          h. COMPLETION DEADLINE: The parties agree that if either of the Premises is not Ready for Occupancy by the applicable Completion Deadline, plus any delays caused by Tenant or Force Majeure Events (as hereinafter defined), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the expiration date of the Term of this Lease shall be extended for such delay; but in such event, Tenant shall not be liable for rent until the Commencement Date for such Premises; provided, however, if such delays were caused or attributable to Tenant, Rent shall commence as of the scheduled Completion Deadline. For the purpose of this Lease, the Completion Deadline shall be automatically extended for any delays beyond the reasonable control of Landlord, such as acts of God, fire, earthquake, acts of a public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or on the transportation of such materials or supplies, strike directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from government controls, or weather conditions (collectively, "FORCE MAJEURE EVENT"). Notwithstanding the foregoing, (i) excepting delays caused by Tenant or Force Majeure Events, in the event that each Premises is not Ready for Occupancy prior to each respective Completion Deadline, for each day of delay until such Premises is Ready for Occupancy, Tenant shall be entitled to one (1) day of Base Rent-free possession of such Premises, as applicable, and (ii) excepting delays caused by Tenant, in the event that 335 Premises is not Ready for Occupancy prior to June 30, 1998, for a period of fifteen (15) days thereafter, Tenant shall have the right to terminate this Lease by providing written notice of such election to Landlord.

          i. MEASUREMENT OF PREMISES AND BUILDINGS: The total rentable and usable square footage ("SQUARE FOOTAGE") of the Buildings and Premises as shown on the Approved Final Plans, as amended by notations reflecting the actual construction of the Buildings, shall be binding and conclusive on Landlord and Tenant. Such measurement shall be consistent with BOMA standards, ANSI/BOMA Z65.1, 1996. If the rentable square footage of the Premises is different than that set forth in the Basic Lease Information, as determined by the preceding sentence,


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

Landlord and Tenant, shall execute a written amendment to modify the Basic Lease Information, as well as other modifications due to such change.

          j. REPRESENTATIVES: Landlord hereby appoints Tim Gagnier as Landlord's representative to act for Landlord in all matters covered by Section
1. Tenant hereby appoints Mike Modiz as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 1 shall be related to Landlord's representative or Tenant's representative, as the case may be. Either Landlord or Tenant may change its representative at any time by written notice to the other.

          k. CONDITION OF CONSTRUCTION: As of the Commencement Date, Landlord represents and warrants that the Buildings and the Tenant Improvements, to the extent that such were constructed by or caused to be constructed by Landlord, are in compliance with all applicable laws, statutes and ordinances, which includes ADA (as hereinafter defined), and shall be in good working order and repair.

     2. PREMISES: This Lease shall be effective as of the date of execution hereof by Landlord and Tenant. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises.

     3. PROJECT COMMON AREAS: The term "PROJECT COMMON AREAS" shall refer to all areas and facilities outside the Premises and within the Project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other lessees in the Project and their respective employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Under no circumstances shall the right granted herein to use the Project Common Areas be deemed to include the right to store any property in the Project Common Areas. Provided that Landlord, using its reasonable efforts, does not unreasonably interfere with Tenant's use of the Premises, Landlord reserves the right at any time and from time to time, to:
(i) make alterations in or additions to the Project and to the Project Common Areas which are approved (not be unreasonably withheld) by Tenant;
(ii) temporarily close any portion of the Project Common Areas for maintenance purposes which are approved (not to be unreasonably withheld) by Tenant; and
(iii) promulgate reasonable and nondiscriminatory rules and regulations governing the use of the Project Common Areas.


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     4.   ACCEPTANCE OF PREMISES:  Excepting Punch List Items, if any, Tenant's
taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition and constructed in accordance with the provisions of this Lease and that Tenant agrees to accept the same in its condition existing as of the date of such entry, excepting latent defects, which shall remain the responsibility of Landlord, except that if Tenant takes early possession of either Premises as provided in Section 1(g), such early possession shall not constitute "taking possession" or acceptance of such Premises thereunder. Furthermore, Tenant's acceptance of each such Premises shall not constitute acceptance of possession to the other Premises. Within thirty (30) days after the Tenant takes possession of each Premises, Tenant shall deliver to Landlord a list of items ("PUNCH LIST ITEMS") that Tenant reasonably deems that Landlord complete or correct in order for the Premises to be reasonably acceptable. Following Landlord's receipt of the Punch List Items, Landlord shall complete and/or correct such items set forth on the Punch List Items using its good faith efforts and due diligence within thirty (30) days following Landlord's receipt of such document. If Tenant does not deliver the Punch List Items to Landlord within such time period, Tenant shall be deemed to have accepted the condition of the Premises. Landlord shall use its reasonable efforts to not unreasonably interfere with Tenant's use of the Premises as a result of such repair work.

     5. TERM: This Lease shall be effective as of the date of execution hereof by Landlord and Tenant. The Initial Term of this Lease shall commence on the date that the 329 Premises is Ready for Occupancy, which shall not be prior to the 329 Completion Deadline ("COMMENCEMENT DATE"), and shall expire on the last day of the one hundred eightieth (180th) full month following the Commencement Date ("EXPIRATION DATE"), unless earlier terminated in accordance with the provisions of this Agreement. The time period between the Commencement Date and the Expiration Date shall be referred to as the "INITIAL TERM."

     6.   RENT:

          a. BASE RENT: Tenant shall pay to Landlord the monthly Base Rent without deduction, setoff, prior notice, or demand, except as provided in this Lease, in advance on or before the first (1st) day of each month, commencing on the Commencement Date, and continuing during the Initial Term. Base Rent for the first month, or portion of it, shall be paid upon execution of this Lease, which amount shall be prorated at the rate of one thirtieth (1/30) of the Base Rent per day for any partial month. All rent shall be paid to Landlord at the address to which notices to Landlord are given.


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

          b. LATE CHARGE: If Tenant fails to make any payment of Base Rent when due, or other appropriate charges, within thirty (30) days after receipt of an invoice (which describes in reasonable detail the basis for such requested payment) from Landlord, and such default is not cured within ten (10) days following such due date, Landlord and Tenant agree that it would be impracticable or extremely difficult to fix the actual damage to Landlord resulting from nonpayment and the collection efforts of Landlord necessitated thereby. Therefore, Landlord and Tenant estimate that such damage shall be two and one-half percent (2.50%) of the amount in default, and Tenant shall pay as additional rent, that sum, in addition to all other sums owing. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     7.   SECURITY DEPOSIT: [Intentionally Deleted].

     8.   OPERATING EXPENSES:

          (a) For the purpose of this Section 8(a) and this Lease, the following terms are defined as follows:

               (1)  "BASE YEAR" shall mean the 1998 calendar year.

               (2)  "LEASE YEAR" shall mean each calendar year after the Base
Year.

               (3) "TENANT'S PROPORTIONATE SHARE" of the total rentable area of the Premises as compared to the total rentable square footage of the Buildings.

               (4) "OPERATING EXPENSES" shall mean all costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation, repair, replacement and maintenance of the Buildings, the Project, and the Project Common Areas, including the following costs by way of illustration, but not limitation:
(i) payments under service contracts with independent contractors for operating (including providing security services, if any), maintaining, repairing or cleaning the Project or any portion thereof or any fixtures or equipment therein; (ii) all costs for electricity, water, gas, steam, sewer and other utility services to the Project Common Areas, including any taxes on any such utilities (Tenant shall be responsible for Utility Services (as hereinafter defined) pursuant to Section 13); (iii) repairs and replacements which are appropriate to the continued operation of the Buildings as a first-class office building; (iv) cost of landscaping in, on or about the Project; (v) expenses incurred in connection with the operation of the Project, such as premiums for such insurance as Landlord


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is required to obtain pursuant to this Lease or may, in its discretion, from time to time carry (including, without limitation, liability insurance, fire and casualty insurance, rental interruption insurance, flood and earthquake insurance, and any other insurance) (collectively, "INSURANCE"), (vi) reasonable fees payable to a property management company (which may be owned or controlled by Landlord or Landlord's principals) for the management of a first-class office building; (vii) the cost of capital improvements made by Landlord in order
(i) to conform to any changes in laws, rules, regulations or requirements of any governmental authority having jurisdiction, provided that such expense, if a capital expenditure as determined by generally accepted accounting procedures, shall be amortized over such expenditure's useful life, and only such amortized portion shall be included in Operating Expenses, or (ii) to effect a labor saving, energy saving or other economy, which cost shall be included in Operating Expenses for the Lease Year in which such improvement was made not in excess of the savings resulting from such expenditure; (viii) real property taxes and assessments (collectively, "REAL PROPERTY TAXES"), which shall include, but not be limited to, any and all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Project, including the Buildings, or their operation, ordinary and extraordinary, substantive and additional, unforeseen as well as foreseen, present and future, of any kind and nature whatsoever, including, without limitation, (i) real property taxes or assessments (including from owners associations) levied or assessed against the Project, or (ii) any tax measured by gross rentals received from the leasing of the Premises pursuant to this Lease, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; and (ix) all other reasonable or necessary expenses paid in connection with the operation, maintenance, repair, replacement and cleaning of the Project.

                    The Operating Expenses that vary with occupancy and which are controllable by Landlord ("VARYING OPERATING EXPENSES") (which do not include, among others, Real Property Taxes and Insurance) and that are attributable to any Lease Year in which less than ninety-five percent (95%) of the rentable area of the Buildings is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if ninety-five percent (95%) of the rentable area of the Buildings had been occupied for the purpose of determining Operating Expenses for the Base Year.

                    Subject to the preceding paragraph, in no event shall Varying Operating Expenses for any given Lease Year be increased by in excess of five percent (5.00%), per annum, above the Varying Operating Expenses for the previous Lease Year.


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

               (4) During the term of this Lease, Landlord shall use its commercially reasonable efforts to operate the Project as required by this Lease, keeping Operating Expenses consistent with Operating Expenses generally incurred by similarly situated landlords of real estate projects similar to this Project. Landlord acknowledges that the Premises is intended to be utilized by Tenant's business operations in a twenty-four (24) hour basis, seven (7) days a week.

               (5) Tenant's Proportionate Share of Operating Expenses shall be payable by Tenant to Landlord as follows:

                    (i) Beginning with the Lease Year following the Base Year and for each Lease Year thereafter, Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Operating Expenses incurred by Landlord in the Lease Year which exceeds the total amount of Operating Expenses payable by Landlord for the Base Year. This excess is referred to as the "EXCESS EXPENSES."

                    (ii) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Lease Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Lease Year, as estimated and modified by Landlord from time to time, but not in excess of once per Lease Year. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Lease Year, including the Lease Year immediately following the Base Year, and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Lease Year.

                    (iii) On or before March 1 of each Lease Year after the first Lease Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement ("EXPENSE STATEMENT") setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Lease Year; provided, however, that the failure of Landlord to supply such statement shall not constitute a waiver of Landlord's rights to collect for such Excess Expenses if such statement is delivered by April 1 of such year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Lease Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Lease Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of Excess Expense an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit within thirty (30) days following the determination of such amount. The obligations of Tenant and Landlord to make payments required under this Section 8 shall survive the Expiration Date. Tenant's Proportionate Share of Excess Expenses in any Lease Year having less than 365 days shall be appropriately prorated.

               (6) For a period of one (1) year after receipt of the Expenses Statement, Tenant shall be entitled, upon ten (10) days prior written notice and during normal business hours, at the office of the Buildings' property manager or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Excess Expenses for the immediately preceding Lease Year. Failure of Tenant to request such inspection within such one (1) year period shall render such Expenses Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Excess Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant ("CPA") acceptable to both Landlord and Tenant. If, within thirty (30) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Excess Expenses for the subject Lease Year. If the audit discloses that the amount of Excess Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Excess Expenses for the subject Lease Year by more than five percent (5.00%), in which case Landlord shall pay all costs and expenses of the audit and any amounts owing from Landlord shall accrue interest at fifteen (15.00%) per annum until paid in full. Tenant and the CPA shall keep any information gained from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed Excess Expenses.

     9.   USE; LIMITATION ON USE:

          a. USE: Tenant shall use the Premises for the Tenant's Use and for no other use or purpose, without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall comply with all the requirements of all easements, cross easements, joint maintenance obligations and similar matters applicable to the Premises which are in effect or may become effective with any governmental agency or private party. Landlord represents and warrants that no such matters, to the extent imposed by Landlord, shall have an adverse effect in any material respect on the use of the Premises and associated parking, ingress and egress, for general office purposes. Tenant shall be responsible for obtaining all appropriate operating licenses necessary for the Tenant's Use.

          b. LIMITATIONS ON USE: Tenant's Use of the Premises shall be in accordance with the following:

               (1) Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises, or any part thereof or any of its contents. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use beyond such use which is permitted hereunder, Tenant shall pay the Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity on the Premises as permitted in this Lease, whichever date is later, the sum equal to the difference between the original premium and the increased premium.

               (2) Following the Commencement Date, and subject to Landlord's representations set forth in Sections 1 and 3, Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated, or subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. To the extent required due to Tenant's specific use of the Premises, as opposed to compliance required by all tenants of the Project, Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, including, but not limited to, the Americans with Disabilities Act ("ADA") of 1990 (42 U.S.C. 12101 ET SEQ.), any amendment thereto or regulations promulgated thereunder, or state or local ordinances or codes enacted pursuant thereto; or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises (collectively, "APPLICABLE LAWS"), excluding structural changes not related to or affected by Tenant's improvements or acts, which shall be the responsibility of Landlord. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that

Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant.

               (3) Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to owners or occupants of adjacent properties, provided, however, that Landlord specifically recognizes Tenant's need to have and agrees to provide 24-hour lighting sufficiently bright for the safety of Tenant's employees working during such 24-hour period. Tenant shall not use the Premises for the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto adjacent properties.

               (4) Tenant shall not do anything on the Premises that will cause damage to the Premises. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises, excepting reasonable office equipment used in conjunction with general use (e.g. copy machines, phone systems, computers, office apparatus and similar machines).

               (5) Tenant shall not store, use or permit to be used in or about the Premises any Hazardous Materials (as hereinafter defined), other than is permitted in this Lease and office supplies and typical cleaning materials containing Hazardous Materials which are customarily for general office use. Tenant shall comply, at its expense, with all federal, state and local statues or regulations concerning Hazardous Materials.

     10.  MAINTENANCE:

          (a) Tenant shall, at Tenant's sole cost and expense, maintain the Premises, in good, clean and first-class condition and repair. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining and repairing all fixtures, electrical lighting, ceilings and flooring coverings, windows, doors, plate glass, skylights, and interior walls within the Premises to the extent caused by actions, which includes negligent acts, of Tenant, its agents, employees and contractors and invitees. Landlord acknowledges that Tenant shall have no obligation to repair or maintain any areas of the Project outside of the Premises, unless such repair or maintenance is required due to acts of Tenant, its agents, employees, contractors and subcontractors. Excepting maintenance, repairs or replacements required due to the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors, Tenant acknowledges that Landlord shall have no obligation to maintain, repair or replace any telecommunications or computer cabling or wiring which is located in the Premises or which exclusively serves the Premises. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Except as permitted by this Lease, Tenant shall not make any repairs to the Buildings or to the mechanical, electrical or heating, ventilating or air conditioning systems of the Premises or the Buildings, unless such repairs are previously approved in writing by Landlord.

          (b) Landlord shall be responsible for maintaining and repairing all structural portions and latent defects of the Buildings, and shall maintain the roof, sidewalls, and foundations of the Buildings in good, clean and safe condition and repair. Landlord shall be entitled to approve the sealing of any roof penetrations caused by Tenant Improvements. Landlord shall also maintain all landscaping, driveways, parking lots, fences, signs, sidewalks and the Project Common Areas. Landlord shall be responsible for maintenance and repair of all plumbing, heating, electrical, air conditioning and ventilation systems and shall provide janitorial services in the Premises. Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenants' lease or required by law to make in or to any portion of the Buildings or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant's business at the Premises. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant thirty (30) days' written notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at ten percent (10.00%) per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work.

          (c) Notwithstanding any other provisions of this Lease to the contrary, upon receipt of written notice (the "FIRST REPAIR NOTICE") from Tenant that a repair is required pursuant to Section 10(b), above, Landlord shall cause such repair to be made within a reasonable period of time given the circumstances but in no event later than thirty (30) days after it receives the First Repair Notice; provided, however, that if the repair is of such a nature that it cannot be completed within thirty (30) days, then such longer time as reasonably necessary. If Landlord fails to make the repair within the said time period, Tenant may give an additional notice (the "SECOND REPAIR NOTICE") to Landlord. If Landlord fails to commence thereafter such repair with ten (10) days after receipt of the Second Repair Notice and thereafter diligently pursues said repair to completion, Tenant may perform such repair. Notwithstanding the foregoing, in the event of an emergency, if Landlord fails to make necessary repairs immediately after receipt of the First Repair Notice, Tenant may make such repairs without providing Landlord with the Second Repair Notice. All repairs performed by Tenant pursuant to this Section 10(c) shall be made by a qualified licensed contractor(s) with sufficient expertise in such matters and in accordance with all applicable laws, statutes and ordinances. Landlord shall reimburse Tenant for Tenant's actual costs incurred within ten (10) days after Landlord's receipt of a written demand from Tenant, which demand shall include supporting invoices. If Landlord disputes the need for such repair, Landlord shall deliver written notice of such disagreement to Tenant within ten (10) days after its receipt of the First Repair Notice. Notwithstanding such dispute, Tenant may cause such repair to be completed pending resolution of such dispute. The dispute shall be resolved by a mutually acceptable mediator, which determination shall be binding upon Landlord and Tenant; provided, however, that if the parties cannot agree on an engineer, then the dispute shall be resolved by arbitration pursuant to the commercial arbitration rules then in effect for the American Arbitration Association. The losing party shall pay the costs of the engineer or arbitrator, whichever is applicable. If Landlord is obligated to reimburse Tenant for the repair and fails to do so as provided in this
Section 10(c), Tenant may offset such reimbursement amount against the next Rent payment(s) due from Tenant to Landlord pursuant to this Lease.

          (d) Landlord acknowledges that Tenant's business operations are intended to operate on a twenty-four (24) hour basis and that certain of the repairs required by Landlord in Section 10(b) (collectively, "LANDLORD REPAIRS") may have to be made on an expedited basis due to a material disruption of Tenant's business operations caused by such condition, which condition shall be referred to as an "EMERGENCY CONDITION." In this regard, in the event an Emergency Condition relating to a Landlord Repair exists, Tenant shall deliver to Landlord, by facsimile, a written notice ("EMERGENCY NOTICE") describing such Emergency Condition. The Emergency Notice shall, in ten (10) point bold typed across the top, stating "AN EMERGENCY SITUATION EXISTS AT THE PREMISES REQUIRING YOUR IMMEDIATE ATTENTION." In the event that Landlord fails to commence repair of the Emergency Condition within ten (10) hours (if such situation occurs during non-business hours, Tenant shall utilize Landlord's paging system, the procedure for which shall be provided to Tenant prior to the Commencement Date), Tenant, using licensed contractors which are qualified to perform such tasks in compliance with Applicable Laws, shall have the right to make the Landlord Repairs; provided, however, such repairs shall be limited to the temporary remediation of such Emergency Condition and Landlord shall thereafter be responsible for the full repair of such condition. Landlord shall reimburse Tenant's actual expenses incurred in making such temporary remediation repairs within fifteen (15) days following Landlord's receipt of written demand and supporting invoices. If such repayment is not made within such fifteen (15) day period, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full.

     11.  ALTERATIONS:

          a. LANDLORD CONSENT REQUIRED: Tenant shall not make any alterations to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be entitled to make nonstructural internal modifications to the Buildings, which do not effect the base electrical or mechanical systems of the Buildings, without the prior written consent of Landlord, which are not in excess of Fifty Thousand and No/100ths Dollars ($50,000.00) during any year within the Initial Term, or Extended Term, as applicable. Any alterations made shall comply with Applicable Law and shall remain on and be surrendered with the Premises on expiration or termination of the Initial Term or Extended Term, if applicable, except that Landlord can elect at the time Tenant seeks Landlord's approval of the alterations, to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant, at its cost, shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Initial Term or Extended Term, if applicable, or within thirty
(30) days after notice of election is given, whichever is later.

          b. NOTICE: If Tenant makes any alterations to the Premises as provided in this Section, the alterations shall not be commenced until ten (10) days after Landlord has received written notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility.

          c. TRADE FIXTURES: Tenant may install fixtures, machinery or other equipment. Except for items belonging to Landlord, Tenant may remove any of such trade fixtures or equipment upon the termination of this Lease; provided that Tenant is not in default under the terms and conditions of this Lease.

     12.  MECHANIC'S LIEN:

          a. TENANT PAYS CONSTRUCTION COSTS: Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises which construction is beyond the scope of construction to be performed by Landlord pursuant to Section 1. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from construction done by or for Tenant.

          b. LIEN RELEASE BOND: Tenant shall have the right to contest the correctness or the validity of any such lien, if immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in Colorado in an amount equal to the lien.

     13.  UTILITIES AND SERVICES:

          Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it at the Premises, including, without limitation, gas, electricity, water, and telephone service, and for all connection charges (collectively, "UTILITY SERVICES"). Landlord shall not be liable for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease. The cost of Utility Services shall not be included by Landlord in Operating Expenses, which expenses shall be paid by Tenant directly to the utility provider.

     14.  INDEMNITY, EXCULPATION AND INSURANCE:

          a. WAIVER OF LIABILITY: Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord, its partners, officers, trustees, affiliates, directors, shareholders, employees, contractors, agents and representatives (collectively, "AFFILIATES") for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises from any cause, excepting events caused by the negligence or misconduct of Landlord, its agents, employees or contractors. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (a) the occurrence of a fire or accident in the Premises, or (b) the discovery of any defect therein or in the fixtures or equipment thereof. Notwithstanding any other provision of this Lease to the contrary, Tenant waives any claims based on damage or injury resulting from Landlord's failure to police or provide security for the Premises.

          b.   INDEMNIFICATION:

               (i) Tenant shall indemnify, defend (with legal counsel selected by Landlord and consented to by Tenant), protect and hold Landlord and the Premises harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys' fees, resulting from Tenant's use of the Premises, or for any injury or damage to any person or property whatsoever arising out of or in connection with this Lease, the Premises or Tenant's activities in the Premises, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Tenant, its agents, servants, contractors, employees, representatives, licenses, patrons or invitees. Nothing contained in this Section 14 shall obligate Tenant to indemnify Landlord against Landlord's own negligence or misconduct. The provisions of this Section 14 shall survive the expiration or earlier termination of this Lease.

               (ii) Landlord shall indemnify, defend (with legal counsel selected by and consented to by Landlord), protect and hold Tenant harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys' fees, resulting from the negligence of acts of Landlord, its agents, employees and contractors. Nothing contained in this Section 14 shall obligate Landlord to indemnify Tenant against Tenant's own negligence or misconduct. The provisions of this Section 14 shall survive the expiration or earlier termination of this Lease.

          c. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE: Landlord and Tenant, at their respective costs, shall each maintain public liability and property damage insurance with a One Million and No/100ths Dollar ($1,000,000.00) public liability and property damage insurance policy, plus a Five Million and No/100ths Dollars ($5,000,000.00) public liability and property damage umbrella policy, insuring against all liability of Tenant and Landlord and each of their authorized representatives arising out of and in connection
with Tenant's use or occupancy of the Premises.   All public liability insurance
and property damage insurance shall insure performance by Tenant and Landlord of their indemnity provisions of Section 12. Both parties shall be named as additional insureds, and the policy shall contain cross-liability endorsements.

          d. FIRE INSURANCE ON BUILDINGS AND OTHER IMPROVEMENTS: Landlord shall maintain on the buildings and other improvements that are a part of the Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of full replacement value, with a replacement cost endorsement. The insurance policy shall be issued in the name of Landlord. The insurance policy shall provide that any proceeds shall be made payable to Landlord.

          f. WAIVER OF SUBROGATION: The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried or required to be carried pursuant to this Lease by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against and actually paid upon under any insurance policy required by this Lease.

          g. OTHER INSURANCE MATTERS: All the insurance required under this Lease shall:

               (1) Be issued by insurance companies authorized to do business in the State of Colorado, with a financial rating of at least an A + 3A status as rated in the most recent edition of Best's Insurance Reports.

               (2)  Be issued as a primary policy.

               (3) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

               (4) Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the Commencement Date, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy.

     15.  DESTRUCTION:

          (a) During the term hereof, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Premises (which is in excess of twenty percent (20.00%) of the Premises) shall be required if such damage is not covered by insurance carried by Landlord, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within forty-five (45) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall, within sixty (60) days after the date of such damage, commence to repair and restore the Buildings and shall proceed with reasonable diligence to restore the Buildings (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Buildings. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an abatement of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. If the Premises are damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant's agents, employees, or invitees, and the cost thereof is not covered and funded by insurance maintained by Landlord, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises caused thereby to the extent such cost and expense is not covered by insurance proceeds. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Buildings, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

          (b) In the event that Landlord elects to repair any damage to the Premises and/or Buildings (if such damage prevents Tenant from using the Premises pursuant to this Lease), Landlord shall deliver written notice to Tenant indicating Landlord's good faith estimate of the number of days required to repair such damage. If Landlord's estimate is in excess of one hundred eighty (180) days (for a period of ten (10) days following receipt of such notice, Tenant shall have the right, by delivery of written notice to Landlord, to terminate this Lease, which termination shall be effective upon delivery of such notice to Tenant by Landlord. The failure of Tenant to provide such written notice within such time period, shall be deemed a waiver of Tenant's right to terminate this Lease pursuant to the preceding sentence.

          (c)  If the Premises is damaged or destroyed during the last twelve
(12) months of the Term of the Lease, and the Premises cannot be fully repaired or restored by Landlord within sixty (60) days after the date of damage or destruction, either Landlord or Tenant may terminate this Lease upon written notice to the other within thirty (30) days of the date of such damage, which termination shall become effective upon the date of receipt of such notice.

     16.  CONDEMNATION:

          a.   DEFINITIONS:

               (1) "CONDEMNATION" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (2) "DATE OF TAKING" means the date the condemnor has the right to possession of the property being condemned.

               (3) "AWARD" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

               (4) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

          b. PARTIES' RIGHTS AND OBLIGATIONS TO BE GOVERNED BY LEASE: If, during the Initial Term or Extended Term, if applicable, there is any taking of all or any part of the Premises or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to this Section.

          c. TOTAL TAKING: If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

          d. PARTIAL TAKING: If any portion of the Premises is taken by condemnation, this Lease shall remain in effect; except that Landlord or Tenant can elect to terminate this Lease if thirty percent (30.00%) or more of the total square footage in either Buildings, or thirty percent (30.00%) of parking for the Premises is taken, or if as a result of such condemnation, Tenant is prevented from continuing Tenant's Use on the Premises due to applicable ordinances of governmental entities or agencies having jurisdiction over the Premises. If Tenant or Landlord elects to terminate this Lease, such exercise must be given by written notice to the other party within thirty (30) days after the nature and the extent of the taking have been finally determined. In such event, such termination shall not be earlier than thirty (30) days nor later than ninety (90) days after such election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If either party does not terminate this Lease within the thirty (30) day period, this Lease shall continue in full force and effect, except that Base Rent shall be abated as provided in this Section 15.

               (1) EFFECT ON RENT: If any portion of the Buildings or parking is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Base Rent shall be reduced by an amount that is in the same ratio to Base Rent as the total number of square feet in the Buildings taken, or no longer usable due to loss of parking, bears to the total number of square feet in the Buildings immediately before the date of taking.

               (2) RESTORATION OF PREMISES: If there is a partial taking of the Premises or parking and this Lease remains in full force and effect, Landlord, at its cost, shall accomplish all necessary restoration.

               (3) ABATEMENT OF RENT: Rent shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect, except to the extent otherwise provided above. The abatement or reduction of rent shall be based on the extent to which the restoration unreasonably interferes with Tenant's use of the Buildings. To the extent any parking is effected by a taking, Tenant shall be entitled to an abatement equal to Ten and No/100ths Dollars ($10.00) per year per parking stall effected.

          e. AWARD-DISTRIBUTION: The award shall belong to and be paid to Landlord, except that Tenant shall receive directly from the condemning authority an amount attributable to alterations made to the Premises by Tenant in accordance with this Lease, which alterations Tenant has the right to remove from the Premises pursuant to the provisions of this Lease but elects not to remove; or, if Tenant elects to remove any such Tenant's improvements, an amount not to exceed the fair market value of such alterations. Any award by the condemnor specifically for the loss of Tenant's business shall belong to Tenant.

     17.  ASSIGNMENT:

          a.   PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING, AND
ENCUMBERING: Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise) or sublet the Premises or any part hereof, or permit the use of the Premises by any party other than Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld following Landlord's review of the items used in Section 16(1) below. Notwithstanding the foregoing, Tenant may assign this Lease to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all of the assets as a going concern of the business of Tenant that is being conducted on the Premises, without the prior consent of Landlord, provided that (i) such assignment or sublease shall in no way release Tenant form any liability under this Lease, and (ii) such assignee has a net worth at least equal to Tenant's net worth at the Lease Date.

               (1) PROCEDURE: In the event that Tenant should desire to sublet the Premises or any part thereof, or assign this Lease, Tenant shall provide Landlord with written notice of such desire at least thirty (30) days in advance of the effective date of such subletting or assignment. Such notice shall include (i) the name of the proposed subtenant or assignee; (ii) the nature of business to be conducted by the proposed subtenant or assignee in the Premises;
(iii) the terms and conditions of the proposed assignment or sublease; and (iv) the current financial statements of the proposed subtenant or assignee.
Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment, provided that (1) the proposed subtenant or assignee is engaged in a business which, and the Premises shall be used in a manner which, is consistent with the permissible use set forth in this Lease; (2) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; and (3) Tenant is not in material default hereunder at the time it makes its request for such consent. No assignment of Tenant's interest in this Lease shall relieve Tenant from its obligations pursuant to the provisions of this Lease.

               (2)  PAYMENT OF ATTORNEYS' FEES:  (Intentionally Deleted)

          b. INVOLUNTARY ASSIGNMENT: No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

               (1) BANKRUPTCY: If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt party; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

               (2) ATTACHMENT: If a writ of attachment or execution is levied on this Lease; or

               (3) RECEIVER: If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

     An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If a writ of attachment or execution is levied on this Lease, Tenant shall have twenty (20) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

     18.  DEFAULT:

          a. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

               (1) The failure by Tenant to make any payment of Base Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) business days after Tenant's receipt of written notice.

               (2) Tenant's failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion.

               (3) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

               (4) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

          b. REMEDIES FOR TENANT'S DEFAULT: In the event of Tenant's default, following the expiration of any applicable cure periods, Landlord may:

               (1) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant within a reasonable time shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                    (a) the amount of any unpaid rent which had been earned at the time of such termination; plus

                    (b) the amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the reasonable cost of recovering possession of the Premises, reasonable expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus

                    (c) such other amounts in addition to or in lieu of the foregoing as may be permitted at such time by applicable Colorado law.

               (2) Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises reasonably required by the reletting. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

               (3) Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

               (4) Cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10.00%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

               (5) The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

               (6) Notwithstanding anything to the contrary contained elsewhere in this Lease, Landlord shall use reasonable efforts to relet the Premises to mitigate its damages under this Section 17; provided, however, that so long as Landlord uses such reasonable efforts, Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or any failure to collect any rent due upon such reletting; and Landlord shall not be required to spend its own funds, to give the Premises priority over or equal priority with any other facilities owned by Landlord or its affiliates or other space available for rent in the Buildings or to compromise in any way the terms, uses or creditworthiness of a Tenant upon or to which it would customarily lease space such as the Premises.

     19.  SUBORDINATION; ESTOPPEL:

          a. SUBORDINATION: This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Buildings, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

          b. ATTORNMENT: In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Buildings is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be. If Tenant fails to execute and deliver any such documents or instruments as required hereunder, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

          c. NONDISTURBANCE: Notwithstanding Section 19a, Landlord agrees that Tenant's obligations to subordinate under this Section 19 to any existing or future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the holder of such encumbrance (which party is referred to for the purposes of this Section as the "SUPERIOR LIENOR"). Such non-disturbance agreement shall provide, at a minimum, that Tenant's possession, and all other rights hereunder, of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord's obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.

          d. ESTOPPEL: Either party shall, within ten (10) days after written notice from the other party, execute and deliver to requesting party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of Base Rent, the date to which the rent has been paid in advance, the amount of any security deposit or prepaid rent and any other information reasonably requested by the requesting party. Failure to deliver the certificate within the ten (10) days shall be conclusive that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

     20.  SURRENDER OF PREMISES; HOLDING OVER:

          a. SURRENDER OF PREMISES: On expiration or not more than thirty (30) days after termination of the initial Term, Tenant shall surrender to Landlord the Premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear), except for alterations that Tenant has the right to remove or is obligated to remove as provided in this Lease. Tenant shall remove all its personal property within the above stated time. Tenant shall perform all restoration made necessary by removal of any alterations or Tenant's personal property within the time periods stated in this Section.

               (1) Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Initial Term or Extended Term, if applicable, as allowed or required by this Lease by giving at least ten (10) days' notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten
(10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing and disposing of any alterations or Tenant's personal property.

          b. HOLDING OVER: If Tenant remains in possession of the Premises after expiration or termination of the Initial Term or Extended Term, if applicable, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay an amount equal to one hundred twenty-five percent (125.00%) of the rent required by this Lease, prorated by the number of days of the month Tenant actually holds over. Except as provided in this Section, all provisions of this Lease, except those pertaining to term and option to extend, shall apply to the month-to-month tenancy.

     21. ENVIRONMENTAL PROVISIONS: Tenant shall indemnify, defend and hold harmless Landlord, successors and assigns from and against any and all losses, costs, claims, damages, liabilities and causes of action (including attorneys' fees) directly or indirectly arising out of or in any way connected with the presence, use, generation, manufacture, storage, disposal, transportation or release of Hazardous Materials on, under or about the Premises by Tenant, including the soils and groundwaters thereof, including, without limitation, the cost of any required or necessary repair, clean-up, remediation or detoxification of Hazardous Materials and the preparation of any closure, remedial action or other required plans; provided, however, that Tenant shall be under no obligation under this Section 20(a) with respect to any Hazardous Materials that (i) were or under the Premises, including the soils and groundwater thereof, prior to the Commencement Date, (ii) came upon or migrated to the Premises, including the soils and groundwater thereof, from the land adjacent to the Premises and not owned or controlled by Tenant, or (iii) results from the acts or negligence of Landlord, its agents, employees, contractors or subcontractors. For the purposes of this Lease, "HAZARDOUS MATERIALS" shall mean any petroleum based product, flammable explosives, asbestos, urea formaldehyde, contamination or polluting materials, substances or wastes or any other substances presently or hereafter defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances" or "toxic waste" under any federal, state or local statute, ordinance, rule or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Premises, including the soil or groundwater conditions thereof. Tenant's obligations under the foregoing indemnity shall survive the termination of this Lease. Landlord acknowledges that, as will be set forth in the Approved Final Plans, Tenant shall store certain amounts of diesel fuel for operation of generators, which storage shall comply with Applicable Laws.

     22. SIGNS: Tenant shall have the right to place its business sign on the Premises and the monument signage at the front entry of the Premises, provided such signage is in compliance with the applicable ordinances of all appropriate governmental agencies, Tenant obtains the prior written approval of Landlord regarding the sign, which approval shall not be unreasonably withheld, and that such signage complies with the CC&Rs (as hereinafter defined). Tenant shall be responsible for the cost of maintenance and repair of such signage during the term of this Lease and the removal of such signage upon the expiration or earlier termination of such term.

     23. LANDLORD'S ENTRY ON PREMISES: Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times during business hours with reasonable advance notice for any of the following purposes:

          a. To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

          b. To do any necessary maintenance or repair and to make any restoration to the Premises that Landlord has the right or the obligation to perform pursuant to the provisions of this Lease;

          c. To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

          d. To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last three (3) months of the terms;

          e. To show the Premises during reasonable business hours to prospective brokers, agents, buyers, tenants, or persons interested in an exchange or purchase, at any time during the Initial Term or Extended Term, if applicable.

          Landlord shall conduct its activities on the Premises as allowed in this Article in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Tenant.

     24. NOTICE: Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by certified mail, return receipt requested. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in this Lease. Either party may change its address by notifying the other party in writing of the change of address. Notice shall be deemed communicated within seventy-two (72) hours from the time of mailing if mailed as provided in this Article.

     25. RECORDATION; QUITCLAIM DEED: Upon the Commencement Date, Landlord and Tenant shall enter into a Memorandum of this Lease and cause such document to be recorded as an encumbrance against the Project. Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

     26. SALE OR TRANSFER OF PREMISES: If Landlord sells or transfers all or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease, provided that the purchaser expressly assumes Landlord's obligations hereunder, Landlord shall provide Tenant with written notice of such transfer.

     27. ATTORNEYS' FEES: If Tenant or Landlord shall be in breach or default under this Lease, such party (the "DEFAULTING PARTY") shall reimburse the other party (the "NON-DEFAULTING PARTY") upon demand for any reasonable costs or expenses that the Non-Defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs.

     28. FIRST RIGHT OF REFUSAL: At any time during the term of this Lease, in the event that Landlord receives an offer to purchase the Premises upon terms and conditions which Landlord is willing to accept, Landlord shall provide Tenant with written notice of such offer and Tenant, for a period of ten (10) days thereafter, shall have the right, but not the obligation, to purchase the Premises ("FIRST RIGHT OF REFUSAL") upon the exact terms and conditions set forth in such offer by delivery of written notice to Landlord within such ten
(10) day period. The failure of Tenant to respond to within such time period shall be deemed Tenant's election NOT to exercise the First Right of Refusal.
If Tenant does not elect to exercise the First Right of Refusal, and such transaction was not closed within one hundred twenty (120) days thereafter, all subsequent offers to purchase the Premises which are acceptable to Landlord shall be subject to the provisions of this Section. Notwithstanding the foregoing, if Tenant is in default at the time of its exercise of the First Right of Refusal, such exercise shall be null and void.

     29. PRIVATE OPTION TO EXPAND: At anytime during the first eighteen (18) months following the Commencement Date, Tenant shall have the right to expand the Premises ("OPTION TO EXPAND") to include the entire rentable square footage ("EXPANSION PREMISES") located on the second floor of the Building in which the 329 Premises is located, or any portion thereof, by providing Landlord with written notice ("EXPANSION NOTICE") of such election on or before the expiration of such eighteen (18) month period. If Tenant elects to lease less than all of the Expansion Premises, the rentable area of such portion shall not be less than five thousand (5,000) square feet, and the location and configuration of such leased portion shall be reasonably acceptable to Landlord. Tenant shall be entitled to multiple exercises of the Option to Expand subject to the limitations of the preceding sentence. Upon agreement of the Approved Final Plans, Landlord and Tenant shall attach to this Lease as an Exhibit a description of the Expansion Premises, which Exhibit shall be initialed by both parties. The failure of Tenant to deliver the Expansion Notice on or before the expiration of such eighteen (18) month term shall be deemed Tenant's waiver of its right to exercise the Option to Expand and Landlord shall be free to lease to any third party the Expansion Space.

          a. If Tenant elects to exercise its Option to Expand, the Expansion Premises shall be deemed to be leased under all the terms and conditions of this Lease and shall constitute a portion of the "Premises" for all purposes, and the term of Tenant's lease of the Expansion Premises shall be coterminous with the term of this Lease with respect to the original Premises. The date on which the Expansion Premises is Ready for Occupancy pursuant to subparagraph (d) below, is hereinafter referred as the "OCCUPANCY DATE." Landlord and Tenant shall execute an amendment to this Lease evidencing the lease of the Expansion Premises.

          b. The Base Rent for the Expansion Premises shall be the then current Base Rent which Tenant is obligated to pay for the original Premises, on a per square foot of rentable area basis, and shall be subject to increase at the same times and in the same manner as Base Rent is adjusted pursuant to this Lease. Tenant's obligation to pay Base Rent with regard to the Expansion Premises shall commence on the Occupancy Date.

          c. As a condition to Tenant's right to expand into the Expansion Premises, Tenant shall not be in default under this Lease, beyond any applicable cure period.

          d. Landlord agrees to construct leasehold improvements to the Expansion Premises subject to the limitations of this subsection. The maximum amount of the allowance to be expended by Landlord shall be an amount equal to the per square foot cost of the tenant improvements installed at the original Premises by Landlord pursuant to this Lease. Prior to the commencement of such work by Landlord, Tenant and Landlord shall enter into a work letter agreement which shall be in a form reasonably acceptable to Landlord and Tenant.

          e. As of the Occupancy Date, the Tenant's Proportionate Share used for purposes of calculating Operating Expenses shall be increased in order to reflect the addition of the Expansion Premises.

     30.  MISCELLANEOUS PROVISIONS:

          a. CC&RS: Tenant agrees to comply with the provisions of any and all covenants, conditions and restrictions (collectively, "CC&RS"), which encumber the Premises as of the Lease Date, and any amendments, additions or modifications thereto in which Tenant has been provided written notice of by Landlord. The CC&Rs and any amendments, additions or modifications thereto shall not adversely affect the Tenant's use of the Premises for general office purposes.

          b. TIME OF ESSENCE: Time is of the essence of each provision of this Lease.

          c. AUTHORITY: Each party represents that it has the authority to enter into the transaction described herein.

          d. SUCCESSORS: This Lease shall be binding on and inure to the benefit of the parties and their successors.

          e. REAL ESTATE BROKERS: Each party represents that it has not had dealing with any real estate broker, finder, or other person, with respect to this Lease in any manner, except as set forth in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder, or other person, with whom the other party has or purportedly has dealt.

          f. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated herein by reference.

          g. COLORADO LAW: This Lease shall be construed and interpreted in accordance with the laws of the State of Colorado.

          h. WAIVER: The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          i. EXECUTION: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          j. PROVISIONS ARE COVENANTS AND CONDITIONS: All provisions, whether covenants or conditions, on the part of Tenant and Landlord, shall be deemed to be both covenants and conditions.

          k. SINGULAR AND PLURAL: When required by the context of this Lease, the singular shall include the plural.

          l. JOINT AND SEVERAL OBLIGATIONS: "PARTY" shall mean Landlord and Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

          m. SEVERABILITY: The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

          n. CAPTIONS: The captions of this Lease shall have no effect on its interpretation.

          o. NEGATION OF PARTNERSHIP: The parties shall not become or be deemed partners or joint venturers with each other by reason of the provisions of this Lease.

          p. MORTGAGEE PROTECTION CLAUSE: Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided such mortgagees and/or trust deed holders commence such cure within thirty (30) days and diligently pursue the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

          q. TENANT FINANCING: Tenant shall not mortgage or encumber the leasehold estate created by this Lease without Landlord's prior consultation, review and consent. Landlord may give or withhold such consent in Landlord's reasonable discretion. Tenant acknowledges that fixtures and equipment incorporated in or affixed to the Premises, to the extent paid for by the Allowance, constitute real property improvements to be surrendered upon termination of the Lease.

          r. LIMITATION ON LIABILITY: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (1) Tenant's sole and exclusive recourse shall be against Landlord's interest in the Project and the income generated by the Project. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord; (2) No partner, stockholder, director, officer, employee or beneficiary or trustee (collectively, "Partner") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (3) No service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord);
(4) No Partner of Landlord shall be required to answer or otherwise plead to any service of process; (5) No judgment will be taken against any Partner of Landlord; (6) Any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc; (7) No writ of execution will ever be levied against the assets of any Partner of Landlord; and (8) These covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.

          s. MODIFICATION FOR LENDER: If, in connection with obtaining construction, interim or permanent financing for the Buildings, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

          t. ACCORD AND SATISFACTION; APPLICATION OF DELINQUENT PAYMENTS: No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No endorsement on any check nor any letter accompanying any check or payment of rent or partial payment thereof, shall prevent Landlord from treating such payment as on account of the earliest delinquent sum owed Landlord, and Tenant waives the benefit of any contrary court decision or statute (including, without limitation, Civil Code Section 1479).

          u. NO CONSTRUCTION AGAINST DRAFTER: The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. If the parties delete any provision appearing in the original draft of this Lease, this Lease will be interpreted as if the deleted language were never a part of this Lease.

          v. INDEPENDENT COVENANTS: Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant is a separate and independent covenant of Tenant, and not dependent on the performance of Landlord's obligations hereunder.

          w. ENTIRE AGREEMENT: The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

          y. CONSENTS: Except as expressly provided in this Lease, any consent or approval requested under this Lease by either Tenant or Landlord shall be granted or withheld in such party's reasonable discretion.

          z. ASSIGNMENT BY LANDLORD: Landlord shall have the right to assign its interest in this Lease to any limited liability company, partnership, or corporation in which Carl D. Panattoni and Benjamin S. Catlin maintain a controlling interest therein.

          aa. LEASE REVIEW SUBCOMMITTEE: Notwithstanding anything to the contrary contained in this Lease, Tenant's obligations hereunder are expressly contingent upon obtaining its Lease Review Subcommittee's approval of the transaction described herein by 5:00 p.m. M.S.T., Monday, March 17, 1997. In the event Tenant is unable to obtain such approval by such time, this Lease shall become null and void.

LANDLORD:                               TENANT:

PANATTONI-CATLIN VENTURE, a             ACCESS HEALTH, INC., a
California general partnership          Delaware corporation


By:                                     By:
   --------------------------------        --------------------------------
Its:                                    Its:
    -------------------------------         -------------------------------
Date:                                   Date:
     ------------------------------          ------------------------------




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